UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock (No Par Value)	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form 8-A is being filed by Insteel Industries, Inc., a North Carolina corporation (the “Registrant”), in connection with the transfer of the listing of its common stock, no par value (the “Common Stock”), from The Nasdaq Global Select Market to The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock as set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended September 28, 2019 (File No. 001-09929), is hereby incorporated by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Registration Statement because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INSTEEL INDUSTRIES, INC.
Registrant

Date: March 12, 2021	By:	/s/ James F. Petelle
James F. Petelle
Vice President and Secretary